Exhibit 32.1

Certification of President and Chief Financial Officer Pursuant to 18 U.S.C. 1350,

As Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of LBI Media, Inc. (the “Company”) for the quarterly period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jose Liberman, as President of the Company, and Brett Zane, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JOSE LIBERMAN

Jose Liberman
President
May 11, 2004

By:	/s/ BRETT ZANE

Brett Zane
Chief Financial Officer
May 11, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.